SCHEDULE 14A

            INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934
                     (Amendment No.      )

     Filed by the Registrant  / X /
     Filed by a Party other than the Registrant  /___/

     Check the appropriate box:
               /___/     Preliminary Proxy Statement
               /___/     Confidential, for Use of the Commission
                         Only (as permitted by Rule 14a-6(e)(2))
               / X /     Definitive Proxy Statement
               /   /     Definitive Additional Materials
               /___/     Soliciting Material Pursuant to Rule
                         14a-11(c) or Rule 14a-12
                        ________________

                    REYNOLDS METALS COMPANY
        (Name of Registrant as Specified In Its Charter)

         Board of Directors of Reynolds Metals Company
            (Name of Person(s) Filing Proxy Statement
                  if other than the Registrant)
                        ________________

     Payment of Filing Fee (Check the appropriate box):
               / X /     No fee required.
               /___/     Fee computed on table below per Exchange
                         Act Rules 14a-6(i)(1) and 0-11.
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                     REYNOLDS METALS COMPANY

                     6601 West Broad Street
                    Richmond, Virginia 23230



                                           February 28, 1997



To Our Stockholders:

     You are cordially invited to attend the 1997 Annual
Meeting of Stockholders of Reynolds Metals Company on
Wednesday, April 16, 1997, at 10:00 a.m., local time.  The
Meeting will be held at the Company's offices, 6601 West
Broad Street, Richmond, Virginia. All holders of record of the Company's outstanding Common Stock at the close of business on February 25, 1997 are entitled to vote at the Annual Meeting.

     The formal notice of meeting, proxy statement and form of proxy which accompany this letter describe in detail the matters to be acted upon at the Meeting. In addition, I will present a report on the Company's business operations.

     As a Stockholder, your vote is important. We encourage you to execute and return your proxy promptly whether or not you plan to attend so that we may have as many shares as possible represented at the Meeting. Returning your completed proxy will not prevent you from voting in person at the Meeting if you wish to do so.

     We hope you will be able to attend the Meeting and look forward to seeing you there. If you plan to attend, please mark the attendance box on your completed proxy.

                                   Sincerely,

                                   Jeremiah J. Sheehan

                                   Jeremiah J. Sheehan
                                   Chairman of the Board and
                                   Chief Executive Officer



                    REYNOLDS METALS COMPANY

                     6601 West Broad Street
                    Richmond, Virginia 23230
                           __________

                             NOTICE
                               OF
                 ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD APRIL 16, 1997
                           __________


To the Holders of Shares of Common Stock:

     Reynolds Metals Company will hold its 1997 Annual Meeting of
Stockholders on Wednesday, April 16, 1997, at 10:00 a.m., local time, at the Company's offices, 6601 West Broad Street, Richmond,
Virginia, for the following purposes:

          1.   To elect Directors of the Company;

          2.   To ratify the selection of Ernst & Young
               LLP as independent auditors of the Company for the year 1997; and

          3. To transact such other business as may properly come before the Meeting.

     Holders of the Company's Common Stock of record at the close of business on February 25, 1997 are entitled to vote at the Meeting.

                              By order of the Board of Directors,


                                   DONNA C. DABNEY
                                   Secretary




February 28, 1997












                    REYNOLDS METALS COMPANY
                           __________

                        PROXY STATEMENT
                              FOR
                 ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD APRIL 16, 1997
                           __________


                 PROXY SOLICITATION AND VOTING

     This Proxy Statement is furnished to holders of shares of Common Stock, without par value (the "Common Stock"), of Reynolds Metals Company (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on April 16, 1997 and at any adjournments thereof.

     Proxies may be solicited by mail, telephone, telegraph or other electronic means and personal interview. The Company has retained Morrow & Co., Inc., 909 Third Avenue, New York, New York 10022-4799, to aid in the solicitation of proxies. For this service, Morrow & Co., Inc. will receive a fee of $11,000, plus reimbursement of out-of-pocket expenses. Brokers, banks and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of Common Stock. The Company will bear all costs of the solicitation.

     Holders of Common Stock of record at the close of business on February 25, 1997 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote at the Meeting 72,901,274 shares of Common Stock, each entitled to one vote. The presence, in person or by proxy, of Stockholders entitled to cast at least a majority of the votes which all Stockholders are entitled to cast will constitute a quorum. The affirmative vote of Stockholders representing a majority of the votes cast is required for the election of the Nominees (Item 1). Abstentions will be treated as votes against an item. "Non-votes" will have no effect on the vote. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on certain matters under discretionary authority or instructions from the beneficial owner but does not vote on other matters for which the nominee has not received instructions and may not exercise discretionary voting authority.

     Any Stockholder giving a proxy has the power to revoke it at any time before its use. If a proxy is properly signed and is not revoked by the Stockholder, the shares it represents will be voted at the Annual Meeting in accordance with the instructions of the Stockholder. Where no instructions are given, such shares will be voted FOR Items 1 and 2.

     Proxy materials will first be mailed to Stockholders on or about March 10, 1997.


                 ITEM 1.  ELECTION OF DIRECTORS

Information Concerning the Nominees

      Effective April 16, 1997, the Board of Directors will consist of thirteen persons. Unless otherwise instructed on the proxy, the shares represented by proxies will be voted for the election of the thirteen Nominees named below as Directors of the Company for the ensuing year. If any Nominee becomes unavailable to serve as a Director, the shares represented by such proxies may be voted for a substitute Nominee designated by the Board of Directors.

     Eleven of the Nominees were elected at the 1996 Annual Meeting of Stockholders. J. Wilt Wagner was elected by the Board of Directors effective October 1, 1996. Samuel C. Scott, III was elected by the Board of Directors effective January 1, 1997. Richard G. Holder, first elected a Director in 1984, retired from the Company and the Board of Directors effective October 1, 1996. William O. Bourke, a Director since 1982, will retire from the Board of Directors and not stand for reelection.

     The following table sets forth the Nominees' names, ages and principal occupations and additional information about them:



                                                        Director
Name-Age-Principal Occupation-Other Information           Since
-----------------------------------------------           -----
PATRICIA C. BARRON (54)                                    1994
     Vice President, Xerox Corporation, a manufacturer of office systems and equipment, and President, Engineering Systems Division, Xerox Corporation, since 1993. President, Office Products Division,
     Xerox Corporation, 1992-1993.  Director, Quaker
     Chemical Corporation and Frontier Corporation.

JOHN R. HALL (64)                                          1985
     Retired. Chairman of the Board, Ashland Inc., a worldwide energy and chemical company engaged in petroleum refining and marketing, October 1, 1996
     - January 30, 1997.  Chairman of the Board and
     Chief Executive Officer, Ashland Inc., 1981-1996.
     Director, Banc One Corporation, The Canada Life
     Assurance Company, CSX Corporation, Humana Inc.,
     LaRoche Industries Inc. and UCAR International
     Inc.

ROBERT L. HINTZ (66)                                       1986
     Chairman of the Board, R. L. Hintz & Associates, a management services firm, since 1989. Director, The Chesapeake Corporation, Scott & Stringfellow,
     Inc. and Ashland Coal, Inc.

WILLIAM H. JOYCE (61)                                      1995
     Chairman of the Board and Chief Executive Officer,
     Union Carbide Corporation, a manufacturer of chemicals and plastics, since January 1996.
     President and Chief Executive Officer, Union
     Carbide Corporation, April 1995-December 1995.
     President and Chief Operating Officer, Union
     Carbide Corporation, 1993-April 1995.  Executive
     Vice President, Operations, Union Carbide
     Corporation, 1992-1993.  Director, CVS Corporation
     (f/k/a Melville Corporation).

MYLLE BELL MANGUM (48)                                     1995
     Senior Vice President, Carlson Wagonlit Travel, a travel services company, and President of its Business Services and Expense Management Division, effective March 1997. Executive Vice President,
     Strategic Management, Holiday Inn Worldwide, a subsidiary of Bass PLC engaged in the operation of hotels worldwide, from 1992 to February 1997.
     Director, Scientific-Atlanta, Inc.

D. LARRY MOORE (60)                                        1995
     President and Chief Operating Officer, Honeywell
     Inc., a global manufacturer of automation and control systems, since 1993. Executive Vice
     President and Chief Operating Officer for Space and Aviation, Honeywell Inc., 1990-1993. Mr.
     Moore has announced his retirement as President of Honeywell Inc. effective April 15, 1997.
     Director, Honeywell Inc., Rohr Inc. and The Geon
     Company.

RANDOLPH N. REYNOLDS (55)                                  1984
     Vice Chairman and Executive Officer of the Company since October 1996. Vice Chairman of the Board of the Company, 1994-1996. Executive Vice President,
     International of the Company, 1990-1994.
     President, Reynolds International, Inc., a subsidiary of the Company, since 1980, and Chief
     Executive Officer of that subsidiary since 1981.
     Director, First Union Corporation.


                                                        Director
Name-Age-Principal Occupation-Other Information           Since
-----------------------------------------------           -----

JAMES M. RINGLER (51)                                      1994
     President and Chief Executive Officer, Premark
     International, Inc., a multinational consumer and commercial products company, since June 1996.
     President and Chief Operating Officer, Premark
     International, Inc., 1992-1996. Director, Premark
     International, Inc., Thiokol Corporation and Union
     Carbide Corporation.

HENRY S. SAVEDGE, JR. (63)                                 1992
     Executive Vice President and Chief Financial
     Officer of the Company since 1992.  Vice
     President, Finance of the Company, 1990-1992.

SAMUEL C. SCOTT, III (52)                                  1997
     Vice President, CPC International Inc., a worldwide consumer foods, baking and corn refining company, since 1991, and President-Corn Refining
     Business (a division of CPC International Inc.)
     since 1989.  Director, Motorola, Inc.

JEREMIAH J. SHEEHAN (58)                                   1994
     Chairman of the Board and Chief Executive Officer of the Company since October 1996. President and Chief Operating Officer of the Company, 1994-1996.
     Executive Vice President, Fabricated Products of the Company, 1993-1994. Executive Vice President,
     Consumer and Packaging Products of the Company,
     1990-1993.  Director, Union Camp Corporation and
     Federal Reserve Bank of Richmond.

J. WILT WAGNER (55)                                        1996
     Vice Chairman and Executive Officer of the Company since October 1996. Executive Vice President, Raw
     Materials, Metals and Industrial Products of the
     Company, 1993-1996.  Executive Vice President,
     Fabricated Industrial Products of the Company,
     1992-1993.

JOE B. WYATT (61)                                          1992
     Chancellor, Vanderbilt University since 1982.
     Director, Sonat Inc. and Ingram Micro Inc.

Certain Relationships

     Randolph N. Reynolds' brother, William G. Reynolds, Jr., is a Vice President of the Company. The husband of Donna C. Dabney, Secretary and Assistant General Counsel of the Company, is a partner of McGuire Woods Battle & Boothe L.L.P., a law firm which provides legal services to the Company.

Meetings and Committees of the Board

     The Board of Directors held eight meetings and two executive sessions in 1996. The Board has appointed from its members six standing committees, which met periodically during 1996. Incumbent Directors' attendance at meetings of the Board and of standing committees on which they served averaged over 95% during 1996. All incumbent Directors serving in 1996 attended at least 75% of such meetings.

     The Executive Committee is composed of W. O. Bourke (Chairman), R. N. Reynolds, H. S. Savedge, Jr., J. J. Sheehan and
J. W. Wagner. It has the power to act in place of the Board of Directors during intervals between meetings of the Board. This committee acted five times by unanimous written consent in 1996.

     The Finance Committee is composed of H. S. Savedge, Jr. (Chairman), P. C. Barron, W. O. Bourke, R. L. Hintz, M. B. Mangum, R. N. Reynolds, S. C. Scott, III and J. J. Sheehan. Its principal function is to assist the Board in fulfilling its oversight responsibilities with respect to the raising and allocation of capital. It makes recommendations regarding financings, acquisitions, dispositions, investments and major capital expenditures. It reviews the Company's capital budget, the status of capital appropriations from time to time, and the Company's insurance programs. This committee met twice and acted once by unanimous written consent in 1996.

     The Audit Committee is composed of R. L. Hintz (Chairman),
P. C. Barron, J. R. Hall, D. L. Moore, J. M. Ringler and S. C. Scott, III. The principal function of the Audit Committee is to review the system of internal controls which management and the Board of Directors have established and the audit function of the Company's independent auditors and its Internal Auditing Department. The Audit Committee recommends to the Board of Directors the firm to be engaged by the Company as its independent auditors. It reviews, among other things, audit plans and procedures, the Company's financial statements, the Company's policies with respect to conflicts of interest and the prohibition of the use of corporate funds or other assets for improper purposes, changes in accounting policies and the use of independent auditors for nonaudit services. This committee met three times in 1996.

     The Compensation Committee is composed of J. R. Hall (Chairman), W. H. Joyce, D. L. Moore, J. M. Ringler and J. B. Wyatt. The principal functions of the Compensation Committee are to review and recommend to the Board, or determine, the compensation paid to the Company's Executive Officers and to administer designated executive compensation plans of the Company, including stock option, cash incentive and deferral plans. See "Report of Compensation Committee on Executive Compensation". This committee met five times and acted twice by unanimous written consent in 1996.

     The Committee on Directors is composed of J. M. Ringler (Chairman), P. C. Barron, J. R. Hall, W. H. Joyce and J. B. Wyatt. The primary function of the Committee on Directors is to recommend to the Board of Directors persons to be considered for election to the Board. In making such recommendations, the Committee on Directors will consider nominations submitted by Stockholders. Stockholder nominations for the 1998 Annual Meeting must be submitted in writing in accordance with the procedures set forth under "General Information - Stockholders' Proposals and Nominations". The Board of Directors has adopted a policy under which it will not elect or nominate for election or reelection to the Board of Directors any person who has attained age 70. An officer of the Company serving as a member of the Board of Directors is expected to resign as a Director at the time he ceases to be an officer, whether due to retirement or otherwise. In addition, the policy provides that if a nonemployee Director has a substantial change in principal employment and/or responsibility, the Director is expected to resign effective on the last day of the month in which the next regular meeting of the Board is held, unless before that date the Board, based on a review and determination by the Committee on Directors regarding whether the Director's continued service on the Board is in the Company's best interests, approves the withdrawal of the resignation. Other functions of the Committee on Directors include recommending the compensation to be paid to Directors and evaluating the corporate governance practices followed by the Board and its standing committees. This committee met four times and acted twice by unanimous written consent in 1996.

     The Pension Investment Committee is composed of J. B. Wyatt (Chairman), W. H. Joyce, M. B. Mangum, R. N. Reynolds and J. W. Wagner. It oversees the financial administration of the assets of the pension plans of the Company and certain subsidiaries, including the selection of trustees and investment managers for the assets of these plans and periodic review of investment results. It also maintains a comprehensive statement of investment policy and appoints independent auditors for each pension plan. This committee met three times in 1996.

Board Compensation and Benefits

     Directors who are not employed by the Company or any of its subsidiaries ("Outside Directors") are paid an annual retainer of $30,000 for serving as a Director. Outside Directors are paid $4,000 for serving as chairman of the Audit Committee and Compensation Committee and $3,000 for chairing other committees. Outside Directors are also paid $1,000 for each Board and committee meeting attended, plus expenses reasonably incurred in connection with Company business.

     The Company has a Restricted Stock Plan for Outside Directors, approved by Stockholders. Under the plan, Outside Directors are granted 1,000 shares of Common Stock subject to forfeiture and transfer restrictions ("Restricted Stock") 60 days after initial election to the Board. The restrictions expire as to 200 shares of Restricted Stock on the April 1 immediately following the date of grant (or, if later, the date of the six-month anniversary of the grant date). Restrictions expire as to an additional 200 shares on each successive April 1, so that by the fifth April 1 following the date of grant, restrictions on all 1,000 shares will have expired, assuming continued service by the Outside Director throughout the period. The plan provides for an additional grant of 1,000 shares of Restricted Stock to each Outside Director on June 1 of the year in which the restrictions have expired as to all the shares covered by the Outside Director's previous grant under the plan (assuming the Outside Director continues to serve as an Outside Director on such June 1). If an Outside Director ceases to be a member of the Board because of death or disability or because of a Change in Control (as defined in the plan) of the Company, restrictions on 200 shares will lapse immediately, with all other shares as to which restrictions have not expired being forfeited. If an Outside Director ceases to be a member of the Board for any other reason, all shares as to which restrictions have not expired will be forfeited.

     Effective January 1, 1997, the Company terminated its retirement and death benefit plans for current Outside Directors and adopted a Stock Plan for Outside Directors (the "Stock
Plan").

     The retirement plan provided for an annual retirement payment equal to the annual retainer that was being paid for service on the Board at the time the Outside Director retired as a Director. Payments began when the Outside Director attained age 65 or, if later, upon retirement as a Director. Payments continued for the same number of calendar quarters as the person served as an Outside Director and ceased upon the former Outside Director's death. The death benefit plan provided for a death benefit of $50,000 for Outside Directors who served until attaining age 65. Only Outside Directors who retired or resigned from the Board of Directors before January 1, 1997 will continue to be covered by the retirement and death benefit plans.

     Under the Stock Plan, Outside Directors serving on or after January 1, 1997 will receive an annual grant of 225 shares of phantom stock of the Company, plus dividend equivalents based on the dividends that would have been paid on the phantom stock if the Outside Director had actually owned shares of Common Stock. The annual grant will be made in quarterly installments at the end of each calendar quarter. In addition, the accounts of current Outside Directors who were covered by the terminated retirement and death benefit plans described above were credited as of that date with shares of phantom stock equivalent in value to their benefits earned under the terminated plans through December 31, 1996. Payments under the Stock Plan to Outside Directors will be made upon the Outside Director's retirement, resignation or death in shares of Common Stock of the Company, with fractional shares paid in cash. Payments will be made in a lump sum or in five annual installments, as elected by the Outside Director.

     The Company has a Deferred Compensation Plan for Outside Directors under which an Outside Director may elect for each year to defer receipt of all or part of his or her retainer and meeting fees. The deferred amounts will be paid in cash after
(a) a specified year, (b) the Outside Director ceases to be a member of the Board of Directors or (c) the Outside Director reaches age 70, as the Outside Director elects (except that clause (b) applies in all cases where the deferred amounts are credited with additional compensation in the form of share equivalents as described in clause (ii) in the next sentence). Amounts deferred are credited with additional compensation in the form (as elected by the Outside Director) of (i) interest at an annual rate set by the plan committee, whose members are not eligible to participate in the plan, or (ii) a number of equivalent shares of common stock, together with dividend equivalents based on the dividends paid on such equivalent shares of common stock. Participants have the option to receive payment in a lump sum or in annual installments over a two- to ten-year period.

Other Compensation

     The Company has a consulting agreement through April 30, 1997 with W. O. Bourke, a Director of the Company and former Chairman of the Board and Chief Executive Officer of the Company. The agreement provides for (i) payment of an annual fee of $100,000, (ii) reimbursement of reasonable travel and other related business expenses and (iii) making available to Mr. Bourke office space, secretarial services and a car. For 1996, Mr. Bourke received $109,297 in consulting fees and personal benefits.


   ITEM 2.  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of its Audit Committee, has selected Ernst & Young LLP as independent auditors to examine and report upon the financial statements of the Company and its consolidated subsidiaries for the year 1997. The Board is submitting this matter to Stockholders for their ratification. Ernst & Young LLP served as the Company's independent auditors in 1996 and in prior years. If Stockholders do not ratify the selection of Ernst & Young LLP, the Board will consider other independent auditors. One or more partners of Ernst & Young LLP will be present at the Annual Meeting to make a statement if they desire to do so and to respond to appropriate questions that may be asked by Stockholders.

     The Board of Directors of the Company recommends that Stockholders vote FOR the ratification of the selection of Ernst & Young LLP as independent auditors to examine and report upon the financial statements of the Company and its consolidated subsidiaries for the year 1997. Shares represented by proxies will be voted for approval unless instructions to the contrary are given on the proxy.


                 ITEM 3.  OTHER PROPOSED ACTION

     The Board of Directors is not aware that any matters other than those stated in this Proxy Statement will come before the Annual Meeting. Should any matters requiring the vote of Stockholders arise, it is intended that shares represented by proxies will be voted in accordance with the discretion of the person or persons holding the proxy.


               BENEFICIAL OWNERSHIP OF SECURITIES

Principal Holders

     The following table shows Stockholders who were known to the Company to own beneficially more than five percent of the Company's Common Stock at February 25, 1997. Under the rules of the Securities and Exchange Commission ("SEC"), "beneficial ownership" is deemed to include any shares with respect to which the person, directly or indirectly, has or shares voting and/or investment power, whether or not such shares are held for the person's benefit.

                                             Amount and Nature
                                               of Beneficial
Percent
                                  Title          Ownership
  of
                                 of Class    (Number of Shares)
 Class
                                 --------    -----------------
------
Wellington Management Company   Common Stock    10,063,300<F1>
13.8%
75 State Street
Boston, Massachusetts  02109

Vanguard/Windsor Fund, Inc.     Common Stock     6,373,400<F2>
 8.7%
100 Vanguard Building
P. O. Box 2600
Malvern, Pennsylvania  19355

____________
<F1> As reported in an Amendment No. 5 dated January 24, 1997 to
a
     Schedule 13G dated February 10, 1993 filed with the SEC. Based on the information contained in such filing, of the shares of Common Stock shown as beneficially owned, Wellington Management Company, an investment advisor and parent holding company, has shared voting power with respect to 322,858 shares, shared dispositive power with respect to all of the shares, and sole voting and dispositive power with
     respect to none of the shares. The reported shares are owned by a variety of investment advisory clients of Wellington Management Company, including Vanguard/Windsor Fund, Inc. See footnote (2).

<F2> As reported in an Amendment No. 4 dated February 7, 1997 to
a
     Schedule 13G dated February 10, 1993 filed with the SEC. Based on the information contained in such filing, Vanguard/Windsor Fund, Inc., an investment company, has sole voting and shared dispositive power with respect to all of the reported shares, and shared voting and sole dispositive power with respect to none of the reported shares.


Directors, Nominees and Executive Officers

      The following table shows the beneficial ownership (as defined above), as of February 25, 1997, of the Company's Common Stock by each Director and Nominee, each of the Executive Officers named in the Summary Compensation Table, and all current Directors and Executive Officers of the Company as a group.

                                                 Amount and
Nature
                                               of Beneficial
Ownership
                                                 (Number of
Shares)

---------------------------------------
                                            Sole       Shared
                 Additional
                                           Voting      Voting
                   Common
                                           and/or      and/or
         Percent   Stock
                                         Investment  Investment
            of     Equiva-
                        Title of Class    Power<F1>   Power<F2>
Total<F3> Class<F4> Lents<F5>
                        --------------    --------    --------
--------  --------  --------
Directors and/or
Nominees:
 Patricia C. Barron       Common Stock       1,515         ---
  1,515               619
 William O. Bourke        Common Stock     305,600      22,230
327,830     0.5%      ---
 John R. Hall             Common Stock       4,200         ---
  4,200             6,295
 Robert L. Hintz          Common Stock       1,500         ---
  1,500             3,380
 William H. Joyce         Common Stock       3,443         ---
  3,443             2,956
 Mylle Bell Mangum        Common Stock       1,522         ---
  1,522               472
 D. Larry Moore           Common Stock       1,537         ---
  1,537             1,216
 Randolph N. Reynolds     Common Stock     221,348     169,239
390,587     0.5%      629
 James M. Ringler         Common Stock       1,048         ---
  1,048             2,915
 Henry S. Savedge, Jr.    Common Stock     100,393       4,438
104,831     0.1%      293
 Samuel C. Scott, III     Common Stock       1,000         ---
  1,000               ---
 Jeremiah J. Sheehan      Common Stock     125,716         903
126,619     0.2%    5,764
 J. Wilt Wagner           Common Stock      95,000       7,072
102,072     0.1%    3,829
 Joe B. Wyatt             Common Stock       1,500         ---
  1,500             1,765
Other Named
Executive Officers:
 Donald T. Cowles         Common Stock      88,500     197,780
286,280     0.4%      586
 Richard G. Holder <F6>   Common Stock     424,137      21,537
445,674     0.6%      ---
All Directors and
Executive Officers
as a group (35 persons):  Common Stock   1,657,154   1,005,637
2,662,792     3.6%   41,111

____________
<F1> Reported in this column are shares held of record
     individually or held in the name of a bank, broker or nominee for the person's account and other shares with respect to which Directors, Nominees and Executive Officers (or their spouses, minor children or other relatives who share their home) have sole voting and/or investment power, including shares held as sole trustee or custodian for the benefit of others. Also included in this column are the following shares of the Company's Common Stock which may be acquired within 60 days after February 25, 1997 under the Company's 1987, 1992 and 1996 Nonqualified Stock Option Plans: W. O. Bourke, 280,000 shares; R. N. Reynolds, 149,000 shares; H.
S.
     Savedge, Jr., 92,750 shares; J. J. Sheehan, 121,500 shares;
     J. W. Wagner, 95,000 shares; D. T. Cowles, 88,500 shares; R.
     G. Holder, 360,000 shares; and all current Directors and Executive Officers as a group, 1,479,250 shares.
<F2> Reported in this column are shares with respect to which
     Directors, Nominees and Executive Officers (or their spouses or minor children) share voting and/or investment power, including shares held jointly with others or as co-trustee for the benefit of others and shares credited as of December 31, 1996 to the accounts of participants under the Company's Savings and Investment Plan for Salaried Employees and Tax Reduction Act Stock Ownership Plan for Salaried Employees.
<F3> Each Director, Nominee and Executive Officer disclaims
     beneficial ownership of all securities which are not held for his or her benefit. Each of W. O. Bourke, J. R. Hall, R. N. Reynolds, J. J. Sheehan and R. G. Holder also disclaims beneficial ownership of the following shares of Common Stock of the Company held by his wife: Mrs. W. O. Bourke, 400 shares; Mrs. J. R. Hall, 200 shares; Mrs. R. N. Reynolds, 1,894 shares; Mrs. J. J. Sheehan, 4,216 shares; and Mrs. R.
     G. Holder (as trustee and co-trustee of trusts for the benefit of her daughters), 19,474 shares. An Executive Officer not named in the table disclaims beneficial ownership
     of 140 shares held by his wife as custodian for the benefit of a son. Another Executive Officer not named in the table disclaims beneficial ownership of 164 shares of Common Stock held by his wife. All disclaimed shares are included in the table.
<F4> Unless otherwise indicated, beneficial ownership of any named
     individual does not exceed 0.1% of the outstanding shares. Shares of Common Stock which can be acquired within 60 days after February 25, 1997 through the exercise of stock options
     by a Director or Executive Officer named in the table are deemed outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such
Director
     or Executive Officer, but are not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other Director or Executive Officer.
<F5> Reported in this column are equivalent shares of common stock
     credited as of December 31, 1996 (except as otherwise noted) to the accounts of (i) Outside Directors and Nominees under
a
     deferred compensation plan and a stock plan (as of January
1,
     1997); and (ii) Executive Officers under variable compensation and salary deferral plans and an excess benefit plan.
<F6> Mr. Holder retired as Chairman of the Board and Chief
     Executive Officer of the Company effective October 1, 1996.

Stock Ownership Guidelines

     The Company has established Stock Ownership Guidelines for Outside Directors under which each Outside Director is expected to own at least 1,500 shares of Company Common Stock (or its equivalent, including equivalent shares of common stock under a deferred compensation plan and a stock plan). No specific period of time is established within which the minimum level must be reached. The Board of Directors believes it appropriate that the Committee on Directors consider an Outside Director's failure to make reasonable progress toward meeting the minimum level in weighing the Outside Director's renomination to the Board. At the present time, all Outside Directors have met the goal or are, in the judgment of the Committee on Directors, making reasonable progress toward meeting it.

     For information on Stock Ownership Guidelines for Officers, see "Report of Compensation Committee on Executive Compensation -
- Stock Ownership Guidelines".


   REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Stockholders
Reynolds Metals Company

     The Compensation Committee of the Board of Directors (the
"Committee") has general oversight responsibilities for compensation paid to Executive Officers.

     The Company's executive compensation program is designed to help the Company become the premier supplier and recycler of aluminum and other products in the global markets it serves by
(i) building and retaining a management team with exceptional abilities and (ii) focusing management's attention, energy and skill on achieving short-term business goals, securing profitable growth and building stockholder value. The key elements of the program are base salary, variable compensation in the form of annual awards, and stock option awards. Variable compensation is highly leveraged against performance, with lower or no payments as performance drops below preestablished goals and relatively higher payments for superior performance. The higher the executive grade level, the greater the proportion of compensation contingent on the accomplishment of business objectives.

     The Committee meets regularly with management and periodically with an independent compensation consultant to review the Company's executive compensation program. In its review, the Committee compares the total compensation of the Company's Executive Officers to that of a comparison group of companies. The comparison group currently consists of 28 comparably sized, capital intensive companies about which the Company's independent consultant has comprehensive compensation data. The group includes four of the companies in the aluminum, metals and containers industry peer group against which the Company's stockholder return is measured in the Performance Graphs on page 15. Differences in size within the comparison group are adjusted by regression analysis based on sales levels. The Committee believes the comparison group, which is a more varied selection of companies than the industry peer group, is a representative sample of types of companies which are the Company's most direct competitors for executive talent. The Company targets individual components of executive compensation against the comparison group but has no specific target for total compensation.

     Deductibility of Compensation. The Committee reviews, with the assistance of appropriate corporate personnel, the impact of changes in regulatory requirements on executive compensation.
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility by the Company of certain compensation in excess of $1 million paid to the Company's Chief Executive Officer and the other four most highly compensated Executive Officers. The Company's Performance Incentive Plan ("PIP") is administered so that variable compensation paid under that plan should qualify for deductibility. Likewise, stock option awards under the Company's nonqualified stock option plans should qualify as performance-based compensation not subject to the $1 million cap. All compensation paid to Executive Officers for 1996 was fully deductible, and the Company anticipates that substantially all future compensation paid to Executive Officers should also be fully deductible.

     Salaries. The Company pays salaries to Executive Officers which are targeted to be at the size-adjusted median for the comparison group. Each year management recommends to the Committee the salaries of all Executive Officers other than the Chief Executive Officer. The Committee makes its own assessment of the Chief Executive Officer's salary. In its review, the Committee considers the Executive Officer's job responsibilities and performance, experience, the business outlook for the Company, the general state of the economy and pay practices of the comparison group, including salary data provided by the Company's independent compensation consultant. Based on its review, the Committee makes recommendations to the Board as it deems appropriate.

     For 1996, salaries paid to Executive Officers as a group were approximately 9% above the size-adjusted median for the comparison group. As a group, the Company's Executive Officers had considerably more time in their respective positions than their counterparts at the comparison companies.

     Variable Compensation. Under the PIP, the Company pays Executive Officers and other key employees awards which vary in amount from year to year, or are not paid at all, based on performance. Except as noted below under "Stock Ownership Guidelines", all awards are payable in cash. The Committee establishes threshold, target and maximum award levels under the PIP to reward performance based on corporate, business unit and individual goals.

     Special provisions apply each year to awards to participants who are designated by the Committee as "Top Executives" for that calendar year. "Top Executives" will include the Company's Chief Executive Officer and any other Executive Officer of the Company who may be reasonably likely to be subject to the limitations imposed by Section 162(m) of the Code. Within 90 days of the beginning of each calendar year, the Committee establishes (i) one or more objective performance goals that must be reached for a Top Executive to receive an award under the PIP and (ii) the amount of the award to be paid if the goals are achieved. The Committee may reduce (or not pay) awards, but may not increase them. Performance goals may be based on net earnings, stock price, profit before taxes, return on equity, return on capital, return on assets, total return to stockholders, earnings per share or debt rating. To allow the Committee some discretion to reward achievement of less objective but still important goals, the Company maintains a Supplemental Incentive Plan covering Top Executives. Under the supplemental plan, the Committee establishes annual performance goals different from and independent of the objective performance goals under the PIP.
The Committee establishes a performance threshold that must be reached before any award may be paid under the supplemental plan and maximum awards that can be paid under the supplemental plan. No awards are payable under the supplemental plan unless the Company achieves that performance threshold. Payments under the supplemental plan do not qualify as "performance-based compensation" under Section 162(m) of the Code.

     For 1996, the principal determining factor in setting variable compensation levels under the PIP was return on equity. In the first quarter of 1996, the Committee approved a range of variable compensation payments that would follow from achievement of varying levels of return. The Company failed to achieve the threshold level of return. While other business goals were accomplished, most notably a substantial improvement in inventory levels, the Committee accepted management's recommendation that, based on overall corporate performance, no payments should be made for 1996 under either the PIP or the supplemental plan.

     Stock Options. The Company maintains a nonqualified stock option plan, under which the Committee grants annually to Executive Officers and other key employees options to purchase Common Stock of the Company. The options provide a long-term incentive to build the Company's businesses and align management's objectives with Stockholders' interests by rewarding management only when stockholder value is created. All options are exercisable no earlier than one year or later than ten years from the date of grant at an exercise price equal to the fair market value of the underlying Common Stock on the date of grant. Except for required adjustments to reflect changes in the Company's capital structure, such as stock splits, the Company has never adjusted the price nor amended the financial terms of outstanding options. As a result, Executive Officers cannot benefit from stock price appreciation unless Stockholders also benefit. The ten-year Performance Graph on page 15, which compares the Company's stockholder return over the last ten years with that of the S&P 500 Stock Index and an aluminum, metals and containers industry peer group, corresponds to the maximum term of the stock options.

     Stock options are currently the Company's sole incentive tied to long-term performance. The size of the option award granted to each Executive Officer is generally based on a stock option grant schedule, approved by the Committee, which allocates shares authorized for stock options to eligible employees based on salary grade and long-term incentive compensation data provided by the Company's independent compensation consultant. The schedule is used as a guide for what a typical award might be for each eligible employee, including each Executive Officer, while actual awards may vary based on the experience, achievements and anticipated future contributions to the Company of each individual. (The number of options and shares currently held by an optionee is not a factor in determining individual grants.) Excluding the special performance-based stock option grant to Mr. Sheehan described under "Chief Executive Officer Compensation", stock option awards to Executive Officers in 1996 averaged approximately 7% below the size-adjusted median for the comparison group. In approving the schedule and the size of the awards for 1996, the Committee's decisions were based on its own judgment exercised within the framework described above, rather than on any particular corporate performance measure.

     Chief Executive Officer Compensation.  Compensation for the
Company's Chief Executive Officer is established in accordance with the executive compensation philosophy and policies described above.

     The Board of Directors meets after the close of each year in executive session to review the performance of the Company generally, senior management as a group and the Chief Executive
Officer individually. The Chairman of the Committee acts as "lead director" for this executive session.

     The Chief Executive Officer's salary level is generally the result of: (i) the salary grade level assigned to his position, which takes into account knowledge and level of responsibility;
(ii) time in his current position and individual performance;
(iii) salary data provided by the Company's independent compensation consultant; and (iv) salary budget guidelines for the year which take into account the business outlook for the Company. By design, the Chief Executive Officer's salary should be at the size-adjusted median for the comparison group, consistent with the Company's executive compensation philosophy.

     Mr. Holder received a salary increase in 1996 that was designed to bring his salary into a competitive range and to reflect his relative seniority in the position of Chief Executive Officer. His salary, which had been approximately 12% below the size-adjusted median for the comparison group for 1995, was approximately 7% above the median for 1996.

     Mr. Sheehan received a salary increase January 1, 1996 designed to bring him nearer the competitive range for his position as President and Chief Operating Officer (although his salary remained approximately 8% below the median). He subsequently received a second increase at the time of his promotion to Chief Executive Officer, at which time his salary was approximately 21% below the size-adjusted median for chief executive officers in the comparison group.

     Neither Mr. Holder nor Mr. Sheehan received any variable compensation for 1996.

     The Committee approved regular stock option grants to Mr. Holder and Mr. Sheehan of 65,000 shares and 35,000 shares, respectively, which were consistent with the scheduled amounts for their respective salary grade levels as Chief Executive Officer and Chief Operating Officer. In addition, shortly after the election of Mr. Sheehan as Chief Executive Officer, the Committee approved a special performance-based stock option grant to him covering 150,000 shares of Common Stock, at a price of $53.50 per share. The option becomes exercisable only if the closing price of Common Stock equals or exceeds $80.25 per share for 30 consecutive calendar days on or before September 30, 1999. If this condition is satisfied, the option may be exercised any time between August 30, 1997 and March 31, 2000. The purpose of the grant was to make it clear that management's focus will continue to be on improving the Company's overall performance, with meaningful rewards for appropriate value-creating actions. The option was intended to provide Mr. Sheehan, as the new Chief Executive Officer, with a powerful incentive to build stockholder value.

     Stock Ownership Guidelines. The Company has established Stock Ownership Guidelines for Officers which apply to all Executive Officers. Under the Guidelines, the following individuals are expected to own at least the indicated amount of Company Common Stock (or its equivalent, including equivalent shares of common stock under variable compensation and salary deferral plans): the Chief Executive Officer--three times salary; any Vice Chairman of the Board and any Executive Vice President--two times salary; and any other officer or senior manager of the Company subject to the Guidelines--one times salary. No specific period of time is established within which the minimum level must be reached, although each individual subject to the Guidelines is expected to meet the applicable minimum stock ownership level as soon as reasonably practicable. To facilitate compliance with the Guidelines, the PIP provides that if a participant in the PIP who is subject to the Guidelines does not meet the applicable minimum stock ownership level as of year-end, the next award to the participant under the PIP will be paid part in cash and part in stock (up to one-half the value of the award but not to exceed the participant's annual rate of base salary in effect at the time of the award).

                     COMPENSATION COMMITTEE

                         John R. Hall, Chairman
                         William H. Joyce
                         D. Larry Moore
                         James M. Ringler
                         Joe B. Wyatt


February 21, 1997
Richmond, Virginia






                       PERFORMANCE GRAPHS


     Following are two line graphs comparing the cumulative total stockholder return on the Company's Common Stock with the cumulative total returns of the S&P 500 Stock Index and a peer group consisting of a composite of the following S&P published indices: (1) the Aluminum Industry (Alcoa, Alcan and the Company); (2) the Metals Industry (ASARCO, Amax<F1>, Cypress Minerals, Inco, Phelps Dodge and Freeport-McMoRan Copper & Gold<F2>); and (3) the Containers Industry (Ball Corporation and Crown, Cork & Seal).

     The first graph compares the returns over a five-year period; the second compares the returns over a ten-year period, which corresponds to the maximum term of the stock options granted to Executive Officers during 1996. See "Executive Compensation - Stock Option Grants in 1996". The returns of each component company in the peer group were weighted according to the respective company's stock market capitalization. The graphs assume that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1991 and December 31, 1986, respectively, and that all dividends were reinvested. Since December 31, 1991, the cumulative total stockholder return on the Company's Common Stock was 16%; since December 31, 1986, the return was 263%.

_______________
   <F1> Amax was deleted from the published Metals Industry Index effective upon the merger of Amax with Cyprus Minerals in 1993.

   <F2> Freeport-McMoRan Copper & Gold Inc. was added to the
published
Metals Industry Index in 1995.


             COMPARISON OF CUMULATIVE TOTAL RETURN
          COMPANY, S&P 500, AND PEER GROUP COMPARISONS

                      [PERFORMANCE GRAPH]

                            1991    1992    1993    1994    1995
 1996
-----------------------------------------------------------------
--------
Company                     $100    $100    $ 87    $ 96    $114
 $116
S&P 500                     $100    $108    $118    $120    $165
 $203
Aluminum, Metals &
  Containers Industry       $100    $107    $114    $133    $154
 $172



             COMPARISON OF CUMULATIVE TOTAL RETURN
          COMPANY, S&P 500, AND PEER GROUP COMPARISONS

                     [PERFORMANCE GRAPH]

                          1986   1987   1988   1989   1990   1991
 1992   1993   1994   1995   1996
-----------------------------------------------------------------
-----------------------------------
Company                   $100   $241   $277   $286   $314   $312
 $312   $273   $301   $357   $363
S&P 500                   $100   $105   $123   $162   $157   $204
 $220   $242   $245   $337   $415
Aluminum, Metals &
  Containers Industry     $100   $154   $195   $230   $213   $247
 $266   $281   $328   $381   $426


                     EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth for each of the last three fiscal years the total annual and long-term compensation of the Company's current Chief Executive Officer, its former Chief Executive Officer who retired effective October 1, 1996, and its other four most highly compensated Executive Officers who were serving as Executive Officers at December 31, 1996:

                                                        Annual
                 Long-Term
                                                     Compensation
                Compensation

--------------------------------    ---------------

                  Awards

     Other      ---------------      All

     Annual      Securities          Other

     Compen-     Underlying          Compen-
            Name and                            Salary
Bonus     sation     Options/SARs         sation
       Principal Position               Year     ($)
($)<F1>   ($)<F2>      (#)<F3>            ($)<F4>
-----------------------------           ----   --------
------    -------    ---------------     --------
Jeremiah J. Sheehan,

Chairman  of the Board and              1996   $508,750    $
-0-     $2,148     185,000 shs.<F5>    $59,709
Chief Executive Officer,                1995    423,750
510,000      494      30,000 shs.         20,284
Reynolds Metals Company                 1994    348,750
205,000      375      30,000 shs.         23,718

Richard G. Holder,

Retired Chairman of the Board           1996   $637,500    $
-0-     $9,794      65,000 shs.       $116,442
and Chief Executive Officer,            1995    700,000
975,000      738      65,000 shs.        100,199
Reynolds Metals Company                 1994    575,000
400,000    3,858      65,000 shs.         25,056

Randolph N. Reynolds,

Vice Chairman                           1996   $412,500    $
-0-    $44,883      25,000 shs.        $44,800
and Executive Officer,                  1995    383,333
425,000     -0-       25,000 shs.         17,675
Reynolds Metals Company;                1994    347,083
160,000    3,038      25,000 shs.         16,713
President and Chief Executive

Officer, Reynolds International, Inc.


J. Wilt Wagner,

Vice Chairman                           1996   $363,750    $
-0-     $1,357      20,000 shs.        $49,189
and Executive Officer,                  1995    325,000
350,000    1,007      22,500 shs.         38,293
Reynolds Metals Company                 1994    265,000
145,000      527      22,500 shs.         10,951

Henry S. Savedge, Jr.,

Executive Vice President                1996   $347,500    $
-0-     $ -0-       20,000 shs.        $67,149
and Chief Financial Officer,            1995    325,000
350,000     -0-       20,000 shs.         40,505
Reynolds Metals Company                 1994    265,000
145,000     -0-       22,500 shs.         10,951


Donald T. Cowles,

Vice President and Reynolds             1996   $305,000    $
-0-     $1,294      14,000 shs.        $16,897
Aluminum Supply Company                 1995    290,000
300,000      661      18,000 shs.         11,700
Division General Manager,               1994    240,000
120,000     -0-       20,000 shs.          8,700
Reynolds Metals Company



____________
<F1> Amounts shown in this column are cash awards granted under the Company's Performance Incentive Plan.
<F2> Reported in this column are amounts reimbursed to the named
     Executive Officers for the payment of taxes and, in the case of Mr. Reynolds, perquisites of $44,832, including $11,593 for use of corporate aircraft and $22,632 for spouse's travel.
<F3> Option awards were granted under the Company's 1992 and 1996
     Nonqualified Stock Option Plans. See the section below entitled "Stock Option Grants in 1996". None of the options has stock appreciation rights attached.
<F4> Amounts shown in this column for 1996 include the following:
        (a) Company contributions to the Company's Savings and Investment Plan for Salaried Employees (the "Savings Plan") in the amount of $4,501 for J. J. Sheehan; $4,500 for R. G. Holder; $4,500 for R. N. Reynolds; $4,503 for J. W. Wagner; $4,503 for H. S. Savedge, Jr.; and $4,500 for D. T. Cowles.
        (b) Amounts credited as Company contributions under the Company's Benefit Restoration Plan for the Savings Plan in the amount of $10,764 for J. J. Sheehan; $14,625 for R. G. Holder; $7,875 for R. N. Reynolds; $6,414 for J. W. Wagner; $5,928 for H. S. Savedge, Jr.; and $4,650 for D. T. Cowles.
        (c)  Amounts paid under the Company's Financial
Counseling
     Assistance Plan for Officers in the amount of $8,380 for J.
     J. Sheehan; $4,050 for R. G. Holder; $9,750 for R. N. Reynolds; $3,824 for J. W. Wagner; $3,400 for H. S. Savedge, Jr.; and $3,000 for D. T. Cowles.
        (d)  The present value costs of the Company's
contribution
     toward 1996 premiums for split-dollar life insurance, above the term coverage level provided generally to salaried employees, in the amount of $36,064 for J. J. Sheehan; $93,267 for R. G. Holder; $22,675 for R. N. Reynolds;
$34,448
     for J. W. Wagner; $53,318 for H. S. Savedge, Jr.; and $4,441 for D. T. Cowles. The Company pays all premiums in excess of
     what the covered executive pays and retains a collateral interest equal to this amount, which it will recover when the
     insured executive reaches age 65 (or, if later, after 15 policy years). The covered executive owns the policy and pays
     premiums equal to the cost of individual term insurance.
        (e) The dollar value of above-market interest earned in 1996 on deferred compensation under the Company's New Management Incentive Deferral Plan in the amount of $2,219 for R. G. Holder; $321 for J. W. Wagner; $765 for H. S. Savedge, Jr.; and $306 for D. T. Cowles.
<F5> The stock options granted to Mr. Sheehan in 1996 include a regular grant covering 35,000 shares and a special performance-based stock option grant covering 150,000 shares awarded upon his election as Chief Executive Officer. See "Stock Option Grants in 1996" and "Report of Compensation Committee on Executive Compensation -- Chief Executive Officer Compensation".

Stock Option Grants in 1996

     The following table sets forth information with respect to stock options granted by the Company to each of the six named Executive Officers during 1996 and the grant-date present value of such options. The grant-date present value is a theoretical value which is not necessarily indicative of the ultimate value of the options to the Executive Officers. Ultimately, value is dependent on the amount, if any, by which the market price of the Common Stock at any point in time exceeds the exercise price. (See footnote (4) to the table.)

                                   Individual Grants

----------------------------------------------------
                                   % of
                    Number of      Total
                    Securities    Options     Exercise
                    Underlying   Granted to    or Base
           Grant-Date
                    Options      Employees    Price Per
Expiration        Present
      Name          Granted<F1>  in 1996<F2>   Share<F3>
Date          Value<F4>
      ----          ----------   ----------   ---------
----------     -------------
J. J. Sheehan         35,000         3.9%      $55.375
5/17/2006     $  593,950
                     150,000        16.7        53.500
3/31/2000      1,759,500
R. G. Holder          65,000         7.2        55.375
5/17/2006      1,103,050
R. N. Reynolds        25,000         2.8        55.375
5/17/2006        424,250
J. W. Wagner          20,000         2.2        55.375
5/17/2006        339,400
H. S. Savedge, Jr.    20,000         2.2        55.375
5/17/2006        339,400
D. T. Cowles          14,000         1.6        55.375
5/17/2006        237,580

____________
<F1> Stock options were granted in 1996 under the Company's
     Stockholder-approved 1992 Nonqualified Stock Option Plan and 1996 Nonqualified Stock Option Plan (the "Stock Option Plans"). Regular stock option grants were made to optionees on May 17, 1996. A special performance-based stock option grant was made to J. J. Sheehan on August 30, 1996, effective
     upon his assuming the position of Chief Executive Officer on October 1, 1996. All options were granted at an exercise price equal to the fair market value of the underlying
Common
     Stock on the date of grant. Each option entitles the optionee to purchase one share of Common Stock from the Company. None of the options has stock appreciation rights attached.

     Each regular stock option is exercisable no earlier than one year or later than ten years from the date of grant. The regular stock options granted in 1996 will become exercisable
     on May 17, 1997. The performance-based options granted to Mr. Sheehan in 1996 become exercisable only if the closing price of the Common Stock equals or exceeds $80.25 per share for 30 consecutive calendar days on or before September 30, 1999. If this condition is satisfied, the options may be exercised any time between August 30, 1997 and March 31, 2000.

     If there is a Change in Control (as defined in the Stock Option Plans) of the Company, the Stock Option Plans provide that all options already granted under them will become immediately exercisable thirty days after the Change in Control occurs, unless the Compensation Committee determines that the Change in Control presents no material risk of loss of options to any optionee and directs that exercisability not be accelerated. To the extent necessary to preserve the exemption from short-swing profit liability under Section 16(b) of the Securities Exchange Act of 1934, the date as of which options first become exercisable by optionees who are Executive Officers or Directors may not be accelerated to occur earlier than six months from the date of the respective
     grant.

<F2> In 1996, 454 persons were granted options under the Stock
     Option Plans. The grants covered an aggregate of 900,000 shares of Common Stock, which constituted approximately 36% of the shares available for options under the Stock Option Plans.

<F3> The exercise price may be paid by the optionee in cash, in shares of Common Stock valued at fair market value on the date of exercise, in a combination of such stock or cash, or by use of the Company's broker-assisted or cashless exercise stock option financing program. Under the financing program,
     a brokerage firm makes a loan to the optionee for the payment of the option exercise price and all applicable withholding taxes. The optionee may repay the loan by selling the purchased shares immediately through the brokerage firm, or the loan may remain outstanding until the shares are later sold or the optionee otherwise repays the loan.

<F4> As permitted by SEC rules, the Black-Scholes method of
option
     valuation has been used to determine grant-date present value. The assumptions used in the Black-Scholes option valuation calculation for the regular stock options and the performance-based stock options, respectively, were: (i) a risk-free interest rate of 6.9% and 6.5%; (ii) a dividend yield of 2.6% and 2.1%; (iii) a volatility factor of the expected market price of the Common Stock of .278 and .262;
     (iv) an option term of six years and three years; and (v) an option exercise price of $55.375 per share and $53.50 per share. The assumptions used should not be considered indicators of future dividend policy or stock price appreciation.

     The Black-Scholes formula, a complex mathematical formula used to value publicly-traded options, does not take into account, and the values shown in the table were not adjusted for, two important aspects of options awarded under the
Stock
     Option Plans. First, the formula assumes that a liquid market exists for the options; however, options awarded under
     the Stock Option Plans may not be transferred. Second, it assumes that the options may be exercised immediately; however, options awarded under the Stock Option Plans may not
     be exercised earlier than one year from the date of grant.

     The values shown are provided solely to comply with SEC rules. The options had no immediate value on the date of grant and will have no value until one year after the grant and then only to the extent that the market price of the Common Stock exceeds the exercise price and, in the case of the performance-based stock options, only if the performance conditions are satisfied.

     On February 27, 1997, the closing price of the Company's
     Common Stock as reported on the New York Stock Exchange
     Composite Transactions Tape was $62.75 per share.

Aggregated Option Exercises in 1996 and
Option Values at December 31, 1996

    The table below sets forth information with respect to options exercised by each of the six named Executive Officers during 1996 and the number and value of unexercised options held at the end of 1996:

                                                Number of
                                                Securities
     Value of
                                                Underlying
     Unexercised
                                                Unexercised
     In-the-Money
                                                Options at
     Options at
                    Number of                 December 31, 1996
  December 31, 1996
                     Shares                   -----------------
  ------------------
                    Acquired       Value        Exercisable/
    Exercisable/
     Name          on Exercise   Realized<F1>   Unexercisable
   Unexercisable<F2>
     ----          -----------   -----------  -----------------
---------------------
J. J. Sheehan           -0-         -0-       121,500 / 185,000
$  744,250 /$466,250
R. G. Holder           9,626     $306,876     390,000 /  65,000
 2,996,875 /  65,000
R. N. Reynolds          -0-         -0-       149,000 /  25,000
   847,500 /  25,000
J. W. Wagner            -0-         -0-        95,000 /  20,000
   625,188 /  20,000
H. S. Savedge, Jr.      -0-         -0-        92,750 /  20,000
   639,250 /  20,000
D. T. Cowles            -0-         -0-        88,500 /  14,000
   680,875 /  14,000

____________
<F1> Based on the difference between the option exercise price
and
     the closing price of the Company's Common Stock on the date of exercise as reported on the New York Stock Exchange Composite Transactions Tape.
<F2> Based on the difference between the option exercise price
and
     the closing price of $56.375 per share of the Company's Common Stock on December 31, 1996 as reported on the New
York
     Stock Exchange Composite Transactions Tape.

Pension Plan Table

    The following table sets forth the total estimated annual benefits payable under the Company's defined benefit pension plan, called the New Retirement Program for Salaried Employees (the "New Retirement Program"), and benefit restoration plans upon retirement to persons in specified final average earnings and years-of-benefit-service classifications. The amounts shown are based on the Social Security Act in effect for retirement in 1997. Such amounts are not necessarily indicative of amounts that are or may actually become payable.

                                  Years of Benefit Service at
Retirement <F1>

-----------------------------------------------------------------
---------------------
 Final Average
  Earnings       5         10         15         20          25
     30         35         40
-------------
$  150,000   $ 12,704   $ 25,409   $ 38,113   $ 50,818   $
63,522   $ 70,226   $ 76,931   $ 83,635
   300,000     26,204     52,409     78,613    104,818
131,022    145,226    159,431    173,635
   450,000     39,704     79,409    119,113    158,818
198,522    220,226    241,931    263,635
   600,000     53,204    106,409    159,613    212,818
266,022    295,226    324,431    353,635
   750,000     66,704    133,409    200,113    266,818
333,522    370,226    406,931    443,635
   900,000     80,204    160,409    240,613    320,818
401,022    445,226    489,431    533,635
 1,050,000     93,704    187,409    281,113    374,818
468,522    520,226    571,931    623,635
 1,200,000    107,204    214,409    321,613    428,818
536,022    595,226    654,431    713,635
 1,350,000    120,704    241,409    362,113    482,818
603,522    670,226    736,931    803,635
 1,500,000    134,204    268,409    402,613    536,818
671,022    745,226    819,431    893,635

____________
<F1> Benefits are computed as if paid on the basis of a straight life annuity, assuming retirement at age 65.

      The table below sets forth information relating to the New
Retirement Program with respect to the six Executive Officers named in the Summary Compensation Table, assuming retirement (and eligibility for retirement) at January 1, 1997:

                              Final Average   Years of Benefit
                                 Earnings     Service Completed
                                 --------     -----------------
            J. J. Sheehan<F1>    $557,000            9
            R. G. Holder<F2>      980,000           38
            R. N. Reynolds        511,000           28
            J. W. Wagner          406,000           33
            H. S. Savedge, Jr.    402,000           37
            D. T. Cowles          352,000           18

____________
<F1> The Company has agreed to pay J. J. Sheehan (a) certain early
     retirement benefits equivalent to those he would have received from a prior employer, if his employment with the Company is involuntarily terminated before age 65, and (b) upon his death, surviving spouse benefits equal to one-half of any amounts payable under clause (a).
<F2> R. G. Holder retired from the Company effective October 1,
     1996.

     The New Retirement Program provides participants an annual benefit upon retirement determined under a formula which takes into account final average earnings, years of benefit service (as defined in the New Retirement Program), and Social Security benefits. For purposes of the New Retirement Program, a participant's final average earnings include base salary in effect, plus profit sharing and bonus awards, in the five consecutive calendar years for which the average is highest during the fifteen calendar years preceding retirement. (See the Summary Compensation Table for salary and bonus information for the six named Executive Officers for the years 1994-1996.) Benefits calculated under the formula are reduced by an amount based on both (a) the primary Social Security benefit estimated to be payable upon retirement or, if later, at age 65 and (b) years of benefit service. Regulations issued in 1991 to implement the Tax Reform Act of 1986 and subsequent legislation may require the Company to change the benefit formula from time to time. Benefits payable under the New Retirement Program are directly offset by benefits payable to participants from the Company's Retirement Program for Salaried Employees, which was terminated effective August 22, 1983.

     The Internal Revenue Code and the Tax Reform Act of 1986 limit compensation that may be taken into account to calculate benefits and the actual benefits payable under tax-qualified defined benefit plans. The Company has nonqualified benefit restoration plans providing for the payment from general funds of amounts otherwise payable under the New Retirement Program but for these limitations.

Certain Arrangements

     The Company has entered into severance agreements with key executives designated by the Compensation Committee, including the Executive Officers named in the Summary Compensation Table. Each agreement provides that termination compensation will be paid if the executive's employment is terminated without Cause (as defined in the agreement) by the Company or terminated by the executive in certain circumstances, in either case within two years after a Change in Control (as defined in the agreement). Termination compensation includes (a) a cash payment equal to three times the sum of (i) annual base salary at the time of termination plus (ii) the highest cash variable compensation award paid to the executive for any previous year, (b) a cash settlement of stock options granted under the Company's stock option plans but not yet exercisable at the date of termination, and (c) a cash payment to give retirement benefits equal to those payable had the executive (i) been vested (if not already vested at the time of termination) and (ii) worked for the Company three additional years. In addition, each agreement provides for continuation of medical, life and disability benefits for three years, ownership of the car assigned to the executive at the time of termination and making the executive whole for any applicable excise taxes as a result of payment of the termination compensation.

     The Company has a New Management Incentive Deferral Plan (the "New Deferral Plan") under which Executive Officers (including the named Executive Officers) and other key employees who are recommended by the Chief Executive Officer may defer receipt of up to 85% of variable compensation, if any, otherwise payable under the Company's Performance Incentive Plan and Supplemental Incentive Plan for services performed each year. Deferred compensation is credited with additional income in the form of (i) interest computed at a rate determined by the Compensation Committee for that year's deferrals or (ii) in certain cases, a number of equivalent shares of common stock of the Company. Deferrals must be for a period of at least five years, except in the case of retirement. Payments will be made in a lump sum or in 5 or 10 annual installments, as elected by the participant. The New Deferral Plan allows the Compensation Committee to accelerate payments to all participants if it determines that (i) a major challenge to the control of the Company exists or (ii) other extraordinary circumstances make such acceleration in the best interest of the Company.

     The Company also maintains a Management Incentive Deferral Plan (the "Deferral Plan"). The Deferral Plan is essentially identical to the New Deferral Plan except that the Deferral Plan
(i) provides for deferrals of up to 50% of variable compensation,
(ii) applies only to variable compensation deferred under the Performance Incentive Plan, and (iii) permits payments in either a lump sum or in 5, 10, 15 or 20 annual installments, as the participant elects. As a result of adoption of the New Deferral Plan, no further deferrals are being made under the Deferral Plan, although amounts already deferred will continue to accrue interest and will be paid out under the terms of the Deferral Plan.

     The Company also has a Salary Deferral Plan for Executives (the "Salary Deferral Plan"). Under the Salary Deferral Plan, eligible employees whose annual base salary exceeds the compensation that can be taken into account for qualified pension plan purposes under the Internal Revenue Code may irrevocably elect to defer a specified percentage of each year's base salary to the extent the salary exceeds the statutory limit. Deferrals may be in 5% increments, up to a maximum of 90% of salary in excess of the statutory limit. Deferred amounts are credited with phantom earnings equal to what would be earned if the deferred amounts were actually invested in any of the investment funds available under the Company's Savings and Investment Plan for Salaried Employees. Deferrals are not paid out until the participant terminates employment and are paid in cash. Payments will begin in the first, second, third or fourth January following the year in which the participant terminates employment and may be in the form of either a lump sum or five annual installments, in each case as the participant elects. The Salary Deferral Plan also allows the Compensation Committee to accelerate payments to all participants if it determines that (i) a major challenge to the control of the Company exists or (ii) other extraordinary circumstances make such acceleration in the best interest of the Company.

      As described in footnote (1) to the table in the section entitled "Stock Option Grants in 1996", the Stock Option Plans provide that under certain circumstances the exercisability of stock options granted to optionees may be accelerated in the event of a Change in Control of the Company.

                       GENERAL INFORMATION

Annual Report

     The Annual Report of the Company containing audited financial statements for the year 1996 is being mailed to each Stockholder with this Proxy Statement.

Stockholders' Proposals and Nominations

     Stockholders may present proposals which are proper subjects for consideration at the 1998 Annual Meeting of Stockholders to the Company for inclusion in its proxy materials relating to that meeting. These proposals should be submitted in writing as specified by SEC rules to: Reynolds Metals Company, 6601 West Broad Street, P.O. Box 27003, Richmond, Virginia 23261-7003,
Attention: Secretary. They must be received by October 31, 1997 in order to be included in the proxy materials for the 1998 Annual Meeting.

     Stockholder nominations for Directors will be considered by the Committee on Directors if submitted in writing to the Committee on Directors, c/o Secretary, Reynolds Metals Company, 6601 West Broad Street, P.O. Box 27003, Richmond, Virginia 23261-7003. Nominations must include the information specified in clauses (ii) through (v) in the following paragraph.

     The Company's By-Laws require that Stockholders furnish written notice to the Company of any business to be conducted at an annual meeting which is not included in the Company's proxy materials or is not brought before the meeting by or at the direction of the Board of Directors or the officer presiding over the meeting. Such notice must contain the following information:
(i) a full description of each item of business proposed to be brought before the meeting; (ii) the name and address of the person proposing such business (or nominating a Nominee for Director); (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if publicly available) and as of the date of such notice; (iv) if any item of such business involves a nomination for Director, all information regarding each such Nominee that would be required to be set forth in a definitive proxy statement filed with the SEC under SEC rules, and the written consent of each such Nominee; and (v) all other information that would be required to be filed with the SEC if, with respect to such business, the person were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934. Notice of business to be brought before the 1998 Annual Meeting must be received by the Secretary of the Company at the above address not later than January 24, 1998.

     A copy of the By-Law provisions referred to above may be obtained, without charge, upon written request to the Secretary.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 and SEC regulations require the Company's Directors and Executive Officers and beneficial owners of more than ten percent of any class of the Company's equity securities (together, "reporting persons") to file with the SEC reports of ownership of such securities on Form 3 and changes in ownership on Forms 4 and 5. The Company undertakes to file such forms for its Directors and Executive Officers under powers of attorney given to designated attorneys-in-fact. SEC rules require reporting persons to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, no reporting person failed to file on a timely basis reports required by Section 16(a) during 1996 or prior fiscal years, except that the Form 4 filed by the Company for the month of April 1996 for C. S. Thomas, timely reporting Mr. Thomas' exercise of an option for shares of Common Stock in a cashless exercise transaction, omitted to report the simultaneous disposition of the shares. Upon discovery of the omission, the Company promptly filed an amended Form 4 reflecting the disposition.



                                   DONNA C. DABNEY
                                   Secretary

February 28, 1997
Richmond, Virginia















                           Notice of

                         Annual Meeting

                        of Stockholders

                         April 16, 1997

                              and

                        Proxy Statement










                         (Reynolds logo)













                                                       APPENDIX A


                     REYNOLDS METALS COMPANY

           Proxy Solicited by the Board of Directors
               for Annual Meeting of Stockholders
                         April 16, 1997


     The undersigned appoints Jeremiah J. Sheehan, D. Michael Jones and Donna C. Dabney, and each of them, proxies, with full power of substitution, to vote the shares of Common Stock of Reynolds Metals Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's offices, 6601 West Broad Street, Richmond, Virginia, on Wednesday, April 16, 1997 at 10:00 A.M. (local time), and at any adjournments thereof. The undersigned hereby confer(s) upon the proxies and each of them authority to vote for a substitute Nominee or substitute Nominees designated by the Board of Directors with respect to the election of Directors if any Nominee is unavailable to serve for any reason if elected.

     For participants in the Company's Savings and Investment Plan for Salaried Employees, Tax Reduction Act Stock Ownership Plan for Salaried Employees, Savings Plan for Hourly Employees and/or Employees Savings Plan, this card also provides voting instructions to the respective trustees under such plans for the undersigned's allocable portion, if any, of the total number of shares of Common Stock of the Company held by such plans as indicated on the reverse side. (Note: The number of plan shares indicated on the reverse side may not be the same as the number of shares shown on the undersigned's last account statement(s) from the plans due to the use of different valuation dates and/or accounting methods.) These voting instructions are solicited and will be carried out in accordance with the applicable provisions of such plans.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE
COMPANY.  THE SHARES REPRESENTED HEREBY WILL BE VOTED IN
ACCORDANCE WITH ANY CHOICE SPECIFIED BY THE STOCKHOLDER; WHERE
THERE IS NO CHOICE, SUCH SHARES WILL BE VOTED IN FAVOR OF ITEMS 1
AND 2.

        (continued and to be SIGNED on the Reverse Side)



-----------------------------------------------------------------

                      FOLD AND DETACH HERE
                                             Please mark your
                                             votes as indicated
 ___
                                             in this example
/ X /

___
  The Board of Directors recommends a vote FOR Items 1 and 2.

                             Item 1 - Election of Directors:

FOR all                    Nominees - Patricia C. Barron, John
Nominees     WITHHOLD      R. Hall, Robert L. Hintz, William H.
(except as   AUTHORITY     Joyce, Mylle Bell Mangum, D. Larry
withheld     to Vote       Moore, Randolph N. Reynolds, James M.
in the       for all       Ringler, Henry S. Savedge, Jr.,
space        Nominees      Samuel C. Scott, III, Jeremiah J.
provided)                  Sheehan, J. Wilt Wagner, Joe B. Wyatt

  ___          ___
/___/        /___/         (To withhold authority to vote for
                           any individual Nominee, write that
                           Nominee's name in the space provided
                           below.)

                           _____________________________________

            Item 2                         Item 3

Ratification of               In their discretion the proxies
Selection of Ernst &          are authorized to vote upon such
Young LLP as Independent      other matters as may properly come
Auditors                      before the Annual Meeting.

FOR    AGAINST   ABSTAIN
  ___       ___      ___
/___/     /___/    /___/
___
                              I WILL ATTEND THE ANNUAL MEETING
/___/


Signature __________________  Signature _____________
Date_________

Please mark, date and sign as your name appears above and return in the enclosed envelope. If signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give your full title as such.


-----------------------------------------------------------------
                      FOLD AND DETACH HERE




Dear Stockholder:

     Enclosed are materials relating to the Company's 1997 Annual
Meeting of Stockholders.  The Notice of the Annual Meeting and
Proxy Statement describe the formal business to be transacted at the Meeting.

      Your vote is important to us. Whether or not you expect to attend the Annual Meeting, please complete, sign and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States.

      If you plan to attend the Annual Meeting, please mark the attendance box on the proxy card.


                                   REYNOLDS METALS COMPANY